Exhibit 99.1

China America Holdings Reports Financial Results for the First Six Months of Fiscal 2010 Ended March 31, 2010

•	2nd Quarter of Fiscal 2010 Revenue of $8.6 Million, up 39% from the Three Month Period Ended March 31, 2009
•	2nd Quarter of Fiscal 2010 EPS of ($0.00) versus EPS of ($0.00) for the Three Month Period Ended March 31, 2009

•	Net Loss for the First Six Months of Fiscal 2010 Narrows to ($6,000) as Compared to a Loss of ($669,000) in the Six Months Ended March 31, 2009

SHANGHAI, CHINA--(Marketwire - 05/18/2010) - China America Holdings, Inc. (OTC.BB:CAAH), a holding company operating in China that owns 56% of China based subsidiary Shanghai Aohong Chemical Co., Ltd, announced today the Company's financial results for the second quarter and first six months of fiscal 2010 ended March 31, 2010.

Financial Highlights

For the second quarter of fiscal 2010 total revenues were $8.7 million, up 39% from the $6.2 million recorded in the six months ended March 31, 2009. For the first six months of fiscal 2010 we recorded revenues of $19.8 million with a net loss that narrowed to ($6,000), up from revenues of $14.1 million and a net loss of ($669,000) in the six months ended March 31, 2009. We recorded a net loss of ($189,000) in the second quarter of fiscal 2010 as compared to ($207,000) in the three months ended March 31, 2009. This resulted in EPS of ($0.00) per diluted and basic share in both periods.
The improvement in net revenue results in the second quarter of fiscal 2010 was largely driven by our aggressive pricing strategy yielding additional orders from new and existing customers. As a result of this pricing strategy gross margins were slightly lower at 6.6% as compared to 7.8% in the three months ended March 31, 2009.

Balance Sheet

At March 31, 2010, working capital was $9.2 million as compared to $8.6 million at September 30, 2009.   Total current assets at March 31, 2010 were $16.2 million as compared to $13.9 million at September 30, 2009.

Commenting on the second quarter, Mr. Shaoyin Wang, CEO of China America Holdings stated, "We continue to gain sales momentum through the first six months of fiscal 2010.  Our aggressive pricing strategy continues to yield positive top line results.  We gained additional customers at the expense of a small decrease in gross margins. We are confident that our business will continue to grow as the global refrigerant market is becoming increasingly stronger and margins will improve as China begins its mandated transition into more environmentally friendly products. We look forward to a stronger performance in the second half of fiscal 2010 as we work diligently to continue to improve our operating results”

About China America Holdings, Inc.

China America Holdings, Inc. is a holding company which owns a 56% stake in Shanghai Aohong Chemical Co., Ltd. based in Shanghai, China. Shanghai Aohong Chemical Co., Ltd. is a distributor of assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, and a manufacturer of steel non-refillable cylinders. For more information, please visit http://www.caah.us.

CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2010	2009
ASSETS	Unaudited
CURRENT ASSETS:
Cash and cash equivalents	$969,419	$1,721,231
Accounts receivable, net	2,673,153	2,782,814
Notes receivable	588,007	829,890
Inventory	2,455,472	2,165,567
Tax receivable	251,446	43,137
Prepaid expense and other current assets	2,326,844	552,460
Total current assets	9,264,341	8,095,099

LONG-TERM ASSETS:
Restricted cash	1,287,284	877,501
Property and equipment, net	4,760,942	4,049,285
Land use right, net	820,363	828,654
Other assets	29,256	29,250
Total other assets	6,897,845	5,784,690

Total assets	$16,162,186	$13,879,789

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Notes payable	$4,033,133	$3,036,290
Notes payable-related party	410,000	400,000
Accounts payable and accrued expenses	753,252	893,391
Advances from customers	767,204	199,905
Taxes payables	492,375	458,570
Due to related parties	554,619	228,467
Total current liabilities	7,010,583	5,216,623

EQUITY:
China America Holdings, Inc. shareholders' equity
Common stock: $.001 par value, 500,000,000 shares authorized; 159,810,792 and 151,810,792 shares issued and outstanding at March 31, 2010 and September 30, 2009, respectively	159,811	151,811
Additional paid-in capital	20,152,571	20,014,547
Statutory reserves	756,166	704,321
Accumulated deficit	(17,708,473)	(17,650,606)
Accumulated other comprehensive income	430,151	428,109
Total China America Holdings, Inc. shareholders' equity	3,790,226	3,648,182
Noncontrolling interest	5,361,377	5,014,984
Total equity	9,151,603	8,663,166

Total liabilities and equity	$16,162,186	$13,879,789

See notes to unaudited consolidated financial statements.

 CHINA AMERICA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Net revenues	$8,555,365	$6,229,192	$19,813,954	$14,126,928
Cost of sales	7,989,220	5,742,090	17,653,475	13,414,719
Gross profit	566,145	487,102	2,160,479	712,209

Operating expenses:
Selling expenses	239,529	221,350	909,879	334,867
Consulting and investor relations expense	166,636	-	204,136	-
Consulting expense-related party	93,000	100,000	239,024	165,812
Compensation and related taxes	74,143	53,090	133,478	94,452
General and administrative	181,741	122,032	460,559	254,801
Total operating expenses	755,049	496,472	1,947,076	849,932
Total operating income (loss)	(188,904)	(9,370)	213,403	(137,723)

Other income (expenses):
Interest income	2,810	1,197	4,726	3,729
Interest expense	(17,713)	(22,290)	(32,775)	(58,656)
Interest expense-related party	(3,991)	-	(8,024)	(4,032)
Other income	19,888	-	21,148	-
Gain on acquisition	-	-	200,978	-
Loss on disposition of property and equipment	-	(61,958)	(236)	(61,958)
Realized loss on sale of marketable equity securities	-	-	-	(280,975)
Foreign currency transaction loss	(364)	(3,480)	(799)	(3,781)
Total other income (expenses)	630	(86,531)	185,018	(405,673)
Net income (loss) from continuing operations before income taxes	(188,274)	(95,901)	398,421	(543,396)

Discontinued operations:
Loss from discontinued operations	-	(81,250)	-	(174,560)
Total loss from discontinued operations	-	(81,250)	-	(174,560)
Income (loss) before income taxes	(188,274)	(177,151)	398,421	(717,956)
Income taxes (expense) benefit	(33,861)	(26,800)	(58,050)	(12,332)
Net income (loss)	(222,135)	(203,951)	340,371	(730,288)
Net income (loss) attributable to noncontrolling interest	(34,448)	3,305	346,393	(60,920)
Net (loss) income attributable to China America Holdings, Inc.	$(187,687)	$(207,256)	$(6,022)	$(669,368)

Basic and diluted loss per common share:
Net (loss) income from continuing operations	$0.00	$0.00	$0.00	$0.00
Net (loss) income from discontinued operations	0.00	0.00	0.00	0.00
Net loss per common share	$0.00	$0.00	$0.00	$0.00

Weighted average number of shares outstanding:
Basic and diluted	157,855,236	135,810,792	154,799,803	135,810,792

Amounts attributable to China America Holdings, Inc.
Income (loss) from continuing operations, net of tax	$(187,687)	$(126,006)	$(6,022)	$(494,808)
Loss from discontinued operations, net of tax	-	(81,250)	-	(174,560)
Net (loss) income	(187,687)	(207,256)	$(6,022)	$(669,368)

See notes to unaudited consolidated financial statements.

Safe Harbor Statement

China America Holdings, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our belief about our sales momentum, pricing strategy, ability to grow, and our expectations regarding our expectations regarding growth of the refrigerant market, revenues, margins, net income and earnings.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-KT for the transition year ended September 30, 2009.

Contact:
China America Holdings, Inc.
Lillian Wong
U.S. Representative
954-363-7333 ext. 317